NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS FOURTH QUARTER RESULTS

HOPKINSVILLE, Ky. (January 25, 2010) – HopFed Bancorp, Inc. (NASDAQ: HFBC) (the “Company”) today reported results for the three and twelve-month periods ended December 31, 2009. For the three month period ended December 31, 2009, net income available for common shareholders was $1,953,000, or $0.55 per share (basic and diluted), compared to a net loss available to common shareholders of ($2,875,000), or ($0.80) per share (basic and diluted) for the three month period ended September 30, 2009, and net income available to common shareholders of $657,000, or $0.18 per share (basic and diluted) for the three month period ended December 31, 2008. For the twelve-month period ended December 31, 2009, net income available for common shareholders was $944,000, or $0.26 per share (basic and diluted) as compared to net income available to common shareholders of $4,559,000, or $1.28 per share basic and $1.27 per share diluted for the twelve month period ended December 31, 2008.

The results of operations for the three month period ended September 30, 2009, and the twelve month period ended December 31, 2009, were strongly influenced by a $5.0 million goodwill impairment charge that was disclosed in the Company’s September 30, 2009, Quarterly Report on Form 10-Q.

Commenting on the fourth quarter results, John E. Peck, president and chief executive officer, said, “We believe the Company’s performance in the fourth quarter was outstanding. The Company achieved above average earnings performance in spite of difficult economic headwinds and significant one–time events that had a negative impact on the quarter. The Company has made significant progress in lowering its cost of funds and increasing its net interest margin.”

Highlights from the Fourth Quarter

•	Heritage Bank, the Company’s wholly owned subsidiary, remains well capitalized by regulatory standards with a Tier One Capital Ratio in excess of 8.00% and a Total Risk Based Capital Ratio of 13.2%.

•

The Company’s provision for loan loss expense was $884,000 and $4.2 million for the three and twelve- month periods ended December 31, 2009, respectively, as compared to $735,000 and $2.4 million for the three and twelve month periods ended December 31, 2008.

•

During the quarter, the Company determined that two Private Label CMOs were Other than Temporarily Impaired due to high defaults rates occurring with their portfolios. As a result, the Company incurred a $200,000 charge to reduce the book value of these securities. This action reduced the Company’s quarterly and annual net income by $132,000, or $0.04 per share (basic and diluted).

•

The Company reduced interest income on loans by approximately $229,000, representing all interest earned but uncollected on loans in non-accrual status. This action reduced the Company’s fourth quarter net income by approximately $151,000. The action reduced the Company’s fourth quarter net interest margin by 10 basis points and its annual net interest margin by 3 basis points.

HFBC Reports Fourth Quarter Results

January 25, 2010

Asset Quality

At December 31, 2009, the Company’s non-performing loans total $11.3 million, or 1.74% of total loans. Non-performing assets totaled $13.2 million, or 1.28% of total assets. As a result of the problems related to these two credits, the Company incurred an additional $884,000 in provision for loan loss expense. At December 31, 2009, the Company’s allowance for loan loss balance was $8.9 million, or 1.36% to total loans and 78% of non-performing loans. For the year ended December 31, 2009, the Company’s net charge offs totaled $1.5 million, or 0.23% of average loans.

Net Interest Income

For the three and twelve month periods ended December 31, 2009, the Company’s net interest income was $7.0 million and $26.8 million, respectively, compared to $5.7 million and $23.1 million, respectively, for the same periods in 2008. The Company’s net interest income for the three month period ended September 30, 2009, was $6.9 million. The Company’s level of net interest income was adversely affected by the elimination of all non-accrual loan interest. As compared to the third quarter of 2009, interest expense on deposits declined by approximately $440,000 and total interest expense declined by approximately $500,000 despite a $3.95 million increase in the average balance of interest bearing liabilities. For the quarters ended March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009, the Company’s quarterly net interest margin was 2.89%, 2.93%, 3.02% and 3.07%, respectively. At December 31, 2009, the Company’s reversal of all interest on non-accrual loans reduced that Company’s quarterly net interest margin by 10 basis points and year to date net interest margin by 3 basis points.

Non-interest Income

Non-interest income for the three month period ended December 31, 2009 was $3.0 million as compared to $2.1 million for the three month period ended September 30, 2009 and $1.8 million for the three month period ended December 31, 2008. The increase in net interest income was largely the result of $1.1 million in security gains taken during the fourth quarter of 2009. Bank owned life insurance income also experienced a significant one-time increase as management made adjustments to the Company’s income accretion rates. Non-interest income was negatively influenced by the $200,000 other than temporary impairment charge on two Private Label CMOs. Other non-interest income categories are largely unchanged as compared to prior periods.

Non-interest Expense

For the three month periods ended December 31, 2009 and September 30, 2009, non-interest expenses excluding goodwill impairment charges declined by $621,000. For the twelve month period ended December 31, 2009, non-interest expenses excluding goodwill impairment charges increased by $3.1 million, as compared to the twelve month period ended December 31, 2008. The most significant increase in operating expenses was in deposit insurance and examination fees, which increased by $1.6 million. During the same period, salary and benefits increased by $784,000, data processing expenses increased by $335,000, and other operating expenses increased by $271,000. At December 31, 2009, the Company prepaid $4.6 million in additional FDIC fees to be expensed over the next three years.

HFBC Reports Fourth Quarter Results

January 25, 2010

Balance Sheet

Total assets were $1.03 billion at December 31, 2009, an increase of $62.0 million from December 31, 2008. During the same period, the Company’s deposits grew at an annualized rate of 11.4%, to $794.1 million, while gross loans grew at an annualized rate of 2.6% to $651.2 million. The Company’s total borrowings from the Federal Home Loan Bank of Cincinnati declined to $102.5 million at December 31, 2009, from $130.0 million at December 31, 2008.

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee as well as Fall & Fall Insurance of Fulton, Kentucky, Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, and Heritage Mortgage Services of Clarksville, Tennessee. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

HFBC Reports Fourth Quarter Results

January 25, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	Selected Financial Indicators as of:
	December 31, 2009	September 30, 2009	December 31, 2008

Total assets	$1,029,159	$1,022,123	$967,560
Loans receivable, gross	651,206	656,471	634,489
Securities available for sale	289,691	305,462	246,952
Securities held to maturity	—	—	454
Required investment in FHLB stock, at cost	4,281	4,281	4,050
Allowance for loan loss	8,851	8,429	6,133
Total deposits	794,144	765,381	713,005
Total FHLB borrowings	102,465	125,307	130,012
Repurchase agreements	36,060	32,926	28,679
Stockholders’ equity	79,949	80,694	78,284
Book value per share, gross	$17.12	$17.33	$16.67
Tangible book value per share	$16.80	$16.98	$14.77
Allowance for loan loss / Gross loans	1.36%	1.28%	0.97%
Non-performing assets / Total asset	1.28%	0.86%	0.86%
Non-performing loans / Total loans	1.74%	1.12%	1.16%
Annualized net charge off ratio	0.23%	0.21%	0.20%
Tier 1 Capital - Bank	8.05%	7.89%	7.77%
Total Risk Based Capital - Bank	13.25%	13.23%	12.62%
Year to date tax equivalent net yield on interest earning assets	2.97%	2.95%	3.04%

HFBC Reports Fourth Quarter Results

January 25, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2009	2008	2009	2008

Interest and dividend income:
Loans receivable	$9,683	10,098	38,921	41,421
Investment in securities, taxable	2,977	2,202	12,647	7,270
Nontaxable securities available for sale	475	162	1,565	639
Interest-earning deposits	—	29	8	147

Total interest and dividend income	13,135	12,491	53,141	49,477

Interest expense:
Deposits	4,796	5,458	20,833	20,789
Advances from Federal Home Loan Bank	962	922	4,070	3,940
Repurchase agreements	179	223	767	1,079
Subordinated debentures	196	207	642	612

Total interest expense	6,133	6,810	26,312	26,420

Net interest income	7,002	5,681	26,829	23,057
Provision for loan losses	884	735	4,199	2,417

Net interest income after provision for loan losses	6,118	4,946	22,630	20,640

Non-interest income:
Service charges	1,082	1,115	4,222	4,535
Merchant card income	162	144	612	576
Gain on sale of loans	82	23	271	135
Gain on sale of AFS securities	1,134	—	2,715	718
Other than temporary impairment charge on AFS securities	(200)	—	(200)	—
Income from bank owned life insurance	261	67	481	270
Financial services commission	245	215	983	1,055
Other operating income	274	229	1,141	1,055

Total non-interest income	3,040	1,793	10,225	8,344

HFBC Reports Fourth Quarter Results

January 25, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2009	2008	2009	2008

Non-interest expenses:
Salaries and benefits	$2,936	2,789	12,240	11,456
Occupancy expense	762	770	3,074	2,882
Data processing expense	659	575	2,595	2,260
State deposit tax	154	128	619	512
Intangible amortization expense	98	204	651	847
Impairment charge on goodwill	—	—	4,989	—
Professional services expense	225	352	1,002	1,271
Advertising expense	328	361	1,304	1,167
Postage and communications expense	136	146	616	622
Supplies expense	101	88	363	341
Deposit insurance and examination expense	343	144	2,026	463
Losses and expenses related to real estate owned	102	39	241	104
Other operating expenses	221	127	763	492

Total non-interest expense	6,065	5,723	30,483	22,417

Income (loss) before income tax expense	3,093	1,016	2,372	6,567
Income tax expense (benefit)	880	303	397	1,952

Net income (loss)	$2,213	713	1,975	4,615

Less:
Dividend on preferred shares	$232	$50	920	$50
Accretion dividend on preferred shares	$28	$6	111	$6

Net income available to common stockholders	$1,953	657	944	4,559

Net income available to common stockholders
Per share, basic	$0.55	0.18	0.26	1.28

Per share, diluted	$0.55	0.18	0.26	1.27

Dividend per share	$0.12	0.12	0.48	0.48

Weighted average shares outstanding - basic	3,574,375	3,571,713	3,569,969	3,572,127

Weighted average shares outstanding - diluted	3,574,375	3,576,604	3,569,969	3,597,483

HFBC Reports Fourth Quarter Results

January 25, 2010

HOPFED BANCORP, INC.

Reconciliation of Non-GAAP Measures Presented in Earnings Release

(Dollars in thousands, except per share data)

	For the Twelve Months Ended December 31,
	2009	2008

Total non-interest expense	30,483	22,417
Goowill impairment charge	4,989	—

Operating expenses	25,494	22,417

Net income (loss) available to common shareholders as reported	$944	$4,559
Goodwill impairment, net of tax benefit	3,293	—

Adjusted earnings	$4,237	$4,559

Basic earnings (loss) per common share as reported	$0.26	$1.28
Goodwill impairment, net of tax benefit	$0.93	—

Adjusted basic common earnings per common share	$1.19	$1.28

Diluted earnings (loss) per common share as reported	$0.26	$1.27
Goodwill impairment, net of tax benefit	0.93	—

Adjusted basic common earnings per common share	$1.19	$1.27

Use of Non-GAAP financial measures

The above table presents computations and other financial information excluding the goodwill impairment charge (non-GAAP). The goodwill impairment charge is included in the financial results presented in accordance with generally accepted accounting principles (GAAP). The Company believes that the exclusion of goodwill impairment in expressing net operating income (loss), operating expenses and earnings (loss) per share data provides a more meaningful basis for period to period comparisons which will assist investors in analyzing the operating performance and comparable periods in the prior years with the internally prepared projections. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited.

HFBC Reports Fourth Quarter Results

January 25, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	12/31/2009	9/30/2009	Change from Prior Quarter

Interest and dividend income:
Loans receivable	$9,683	$9,898	$(215)
Investment in securities, taxable	$2,977	3,179	(202)
Nontaxable securities available for sale	$475	428	47
Interest-earning deposits	—	—	—

Total interest and dividend income	13,135	13,505	(370)

Interest expense:
Deposits	4,796	5,237	(441)
Advances from Federal Home Loan Bank	962	1,032	(70)
Repurchase agreements	179	198	(19)
Subordinated debentures	196	168	28

Total interest expense	6,133	6,635	(502)

Net interest income	7,002	6,870	132
Provision for loan losses	884	1,379	(495)

Net interest income after provision for loan losses	6,118	5,491	627

Non-interest income:
Service charges	1,082	1,118	(36)
Merchant card income	162	153	9
Gain on sale of loans	82	69	13
Gain on sale of securities	1,134	114	1,020
Other than temporary impairment	(200)	—	(200)
Income from bank owned life insurance	261	73	188
Financial services commission	245	262	(17)
Other operating income	274	296	(22)

HFBC Reports Fourth Quarter Results

January 25, 2010

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	12/31/2009	9/30/2009	Change from Prior Quarter

Non-interest expenses:
Salaries and benefits	2,936	3,086	(150)
Occupancy expense	762	814	(52)
Data processing expense	659	666	(7)
State deposit tax	154	154	—
Intangible amortization expense	98	146	(48)
Impairment charge on goodwill	—	4,989	(4,989)
Professional services expense	225	242	(17)
Advertising expense	328	333	(5)
Postage and communications expense	136	157	(21)
Supplies expense	101	91	10
Deposit insurance and examination expense	343	798	(455)
Losses and expenses related to real estate owned	102	35	67
Other operating expenses	221	164	57

Total non-interest expense	6,065	11,675	(5,610)

Income (loss) before income tax expense	3,093	(4,099)	7,192
Income tax expense (benefit)	880	(1,484)	2,364

Net income (loss) available to common stockholders	$2,213	$(2,615)	4,828

Less:
Dividends on preferred shares	232	232	—
Accretion dividend on preferred shares	28	28	—

Net income (loss) available to common stockholders	$1,953	$(2,875)	4,828

Net income (loss) available to common stockholders
Per share, basic	$0.55	$(0.80)	1.35

Per share, diluted	$0.55	$(0.80)	1.35

Dividends per share	$0.12	$0.12	—

Weighted average shares outstanding - basic	3,574,375	3,571,716

Weighted average shares outstanding - diluted	3,574,375	3,571,716